UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported):                     March 31, 2008

SRI/SURGICAL EXPRESS, INC.

(Exact Name of Registrant as specified in its Charter)

Florida	000-20997	59-3252632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12425 Race Track Road

Tampa, Florida 33626

(Address of Principal Executive Offices)

(813) 891-9550

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 31, 2008, SRI/Surgical Express, Inc. (“SRI”) entered into a Sixth Amendment (the “Amendment”) to the Second Amended and Restated Credit and Security Agreement (as amended, the “Credit Agreement”) with Wachovia Bank, National Association, a national banking association (“Wachovia”), and LaSalle Bank National Association, a national banking association (“LaSalle” and together with Wachovia, the “Lenders”). The Amendment is designed to facilitate the continuing discussions between SRI and the Lenders regarding extension or replacement of SRI’s credit facility with the Lenders. The Amendment extends the maturity date of SRI’s revolving loan to September 21, 2008 from June 21, 2008. The Amendment also addresses letters of credit issued by the Lenders under the Credit Agreement, which provide security for SRI’s outstanding bonds that funded SRI’s development of two reusable processing facilities. The Amendment provides that if the Lenders notify SRI by July 1, 2008 that they will not further extend the maturity date of SRI’s revolving loan, SRI will have until September 1, 2008 to substitute new letters of credit for the existing ones.

As previously reported, SRI is negotiating with the Lenders for an extension of its current loan facility or a new credit facility to commence on expiration of the current credit facility.

Except as provided in the Amendment, all other provisions of the Credit Agreement remain in full force and effect. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	Sixth Amendment to Second Amended and Restated Credit and Security Agreement dated March 31, 2008, among SRI/Surgical Express, Inc., Wachovia Bank, National Association and LaSalle Bank National Association

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.
(Registrant)

Dated: April 4, 2008	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Sixth Amendment to Second Amended and Restated Credit and Security Agreement dated March 31, 2008, among SRI/Surgical Express, Inc., Wachovia Bank, National Association and LaSalle Bank National Association